SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2003
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	0-3683 (Commission File Number)	64-0471500 (IRS Employer Identification No.)

248 East Capitol Street
Jackson, MS 39201
(Address, including zip code, of principal executive office)

(601) 208-5111
(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition (Filed pursuant to Item 9)
SIGNATURES
EXHIBIT INDEX
EX-99.1 Presentation to Analysts

Item 12. Results of Operations and Financial Condition (Filed pursuant to Item 9)

The following information is being provided under Item 12 — Results of Operations and Financial Condition. It is being furnished under Item 9 of this Form 8-K in accordance with interim guidance issued by the SEC in release No. 33-8216. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

On May 1, 2003, Trustmark Corporation issued a press release announcing that Chairman and CEO Richard G. Hickson would be making a presentation to analysts attending the Gulf South Bank Conference in New Orleans on Tuesday, May 6 at 9:45 a.m. Central Time. Investors were invited to listen to a live listen-only webcast of Hickson’s comments and follow his slide presentation through the following link: http://www.shareholder.com/trustmark/medialist.cfm. The presentation will be archived and available until June 6, 2003.

This presentation is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Trustmark is a financial services company providing banking and financial solutions through over 130 offices and 2,300 associates in Mississippi and Tennessee.

Trustmark’s investor contacts are Zach Wasson, Executive Vice President and Chief Financial Officer (601-208-6816) and Joseph Rein, First Vice President (601-208-6898). Trustmark’s media contact is Gray Wiggers, Senior Vice President (601-208-5942).

The following exhibit is filed as part of this Form 8-K:

Exhibit No.	Description

99.1	Presentation to analysts by Richard G. Hickson on May 6, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Richard G. Hickson	BY:	/s/ Zach L. Wasson

	Richard G. Hickson Chairman of the Board, President & Chief Executive Officer		Zach L. Wasson Treasurer (Principal Financial Officer)

DATE:	May 6, 2003	DATE:	May 6, 2003

EXHIBIT INDEX

99.1	Presentation to analysts by Richard G. Hickson on May 6, 2003